SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 22, 2009

SYNALLOY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	Croft Industrial Park, P.O. Box 5627, Spartanburg, SC 29304	29304
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605

INAPPLICABLE
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(c).  Effective September 22, 2009, Synalloy’s Board of Directors decided to reorganize the Metals Segment into two divisions; Piping Systems and Brismet Pipe. Michael D. Boling, formerly President of the Company’s Bristol Metals, LLC subsidiary, will assume the position of President of Synalloy’s Piping Systems Division. Mr. Boling will be responsible for Bristol Metals fabrication unit as well as the newly acquired Ram-Fab, LLC facility. There is no change in Mr. Boling’s salary and benefit package.

J. Kyle Pennington, age 51, was named President of Brismet Pipe Division. Mr. Pennington has held the position of Vice President of Manufacturing at Bristol Metals, LLC since December 2007. From 2005 to December 2007, Mr. Pennington was employed at SATCOM Technologies Division of General Dynamics in Kilgore, TX as Manufacturing/Logistics Manager. He was employed with Dell Computer Corporation in Nashville, TN as Manager of Universal Assembly from 2005 until 2006. Prior to that, he was self employed from 1999 to 2005 as owner/operator of three businesses in the food service industry. Previous to this, he spent 11 years in various management positions at Lone Star Steel in Lone Star, TX. His annual salary will be $150,000 per year and participation in the Metals Segment Management Incentive Plan.

Mr. Boling and Mr. Pennington will report directly to the CEO of Synalloy Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ GREGORY M. BOWIE
Gregory M. Bowie
Chief Financial Officer and Principal Accounting Officer

Dated: September 28, 2009